EXHIBIT 10.1

AMENDED AND RESTATED

GUARANTEE AND COLLATERAL AGREEMENT

made by

CALPINE CORPORATION

and certain of its Subsidiaries

in favor of

GOLDMAN SACHS CREDIT PARTNERS L.P.,

as Collateral Agent

Dated as of January 31, 2008 and
amended and restated as of December 10, 2010

i

6.7	Registration Rights	25
6.8	Subordination	26
6.9	Deficiency	26
6.10	Intercreditor Agreement	26

SECTION 7. The Collateral Agent		26

7.1	Collateral Agent’s Appointment as Attorney-in-Fact, etc.	26
7.2	Duty of Collateral Agent	28
7.3	Execution of Financing Statements	28
7.4	Authority of Collateral Agent	29
7.5	Intercreditor Agreement	29

SECTION 8. Miscellaneous

8.1	Amendments in Writing	29
8.2	Notices	29
8.3	No Waiver by Course of Conduct; Cumulative Remedies	29
8.4	Enforcement Expenses; Indemnification	30
8.5	Successors and Assigns	30
8.6	Set-Off; Limitation on Individual Actions	30
8.7	Counterparts	31
8.8	Severability	31
8.9	Section Headings	32
8.10	Integration	32
8.11	GOVERNING LAW	32
8.12	Submission To Jurisdiction; Waivers	32
8.13	Acknowledgements	33
8.14	Additional Grantors; Release of Guarantors; Releases of Collateral;	34
8.15	WAIVER OF JURY TRIAL	35
8.16	Amendment and Restatement	35
8.17	Reaffirmation and Grant of Security Interest	35

SCHEDULES

Schedule 1	—	Notice Address
Schedule 2	—	Investment Property
Schedule 3	—	Perfection Matters
Schedule 4	—	Jurisdictions of Organizational and Chief Executive Offices
Schedule 5	—	Intellectual Property

ii

AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT

AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT, dated as of January 31, 2008 and amended and restated as of December 10, 2010, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Guarantors”), in favor of GOLDMAN SACHS CREDIT PARTNERS L.P. (“GSCP”), as Collateral Agent (in such capacity, the “Collateral Agent”) for (i) the banks and other financial institutions or entities (the “Existing Lenders”) from time to time party to the Credit Agreement, dated as of January 31, 2008 (as amended, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”), among CALPINE CORPORATION, (the “Borrower”), the Lenders, General Electric Capital Corporation (including its successors, “GE Capital”), as Sub-Agent for the Revolving Lenders thereunder (in such capacity and including any successors, the “Sub-Agent”), Credit Suisse, GSCP, Deutsche Bank Securities Inc. and Morgan Stanley Senior Funding, Inc., as co-documentation agents and as co-syndication agents, and GSCP, as the administrative agent (in such capacity, the “Existing Administrative Agent”) and Collateral Agent, (ii) the banks and other financial institutions or entities (the “Permitted Revolving Lenders”) from time to time party to the Credit Agreement, dated as of December 10, 2010 (as amended, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”), among the Borrower, the Permitted Revolving Lenders, Goldman Sachs Bank USA, as administrative agent (in such capacity, the “Revolving Facility Administrative Agent” and, together with the Existing Administrative Agent, the “Administrative Agents” and each an “Administrative Agent”), the Collateral Agent and the other parties thereto, and (iii) each other holder from time to time of First Lien Obligations other than those described in preceding clauses (i) and (ii) above.

W I T N E S S E T H :

WHEREAS, pursuant to the Existing Credit Agreement, the Existing Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to the Existing Credit Agreement, the Borrower, the Guarantors and the Collateral Agent previously entered into that certain Guarantee and Collateral Agreement, dated as of January 31, 2008 (as heretofore amended, supplemented or otherwise modified from time to time, and in effect immediately before giving effect to the amendment and restatement thereof, the “Existing Guarantee and Collateral Agreement”);

WHEREAS, pursuant to the Revolving Credit Agreement, the Permitted Revolving Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

WHEREAS, the proceeds of the extensions of credit under the Existing Credit Agreement and the Revolving Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Existing Credit Agreement and the Revolving Credit Agreement;

WHEREAS, it is a condition precedent to the obligation of the Permitted Revolving Lenders to make their respective extensions of credit to the Borrower under the Revolving Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of the Secured Parties;

WHEREAS, the Grantors would also like to induce other creditors to make available from time to time First Lien Debt (other than as described above) subject to the terms of the Intercreditor Agreement;

WHEREAS, each of the Guarantors has agreed to guaranty the Obligations and to secure its respective Obligations by reaffirming its grant to Collateral Agent, for the benefit of the Secured Parties, of a first-priority security interest in the Collateral described herein; and

WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Existing Guarantee and Collateral Agreement and that this Agreement amend and restate in its entirety the Existing Guarantee and Collateral Agreement and re-evidence the Obligations as contemplated hereby.

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent and the Existing Lenders to continue to make their respective extensions of credit to the Borrower under the Existing Credit Agreement, to induce the Collateral Agent and the Permitted Revolving Lenders to enter into the Revolving Credit Agreement, to induce the Permitted Revolving Lenders to make their respective extensions of credit to the Borrower under the Revolving Credit Agreement, and to induce other First Lien Secured Parties to extend additional First Lien Debt to the various Grantors, each Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1.  Defined Terms

1.1  Definitions.  (a)  Unless otherwise defined herein, capitalized terms used but not defined herein shall have the meanings given to them in the Existing Credit Agreement or, to the extent not defined therein or if the context otherwise requires, in the Revolving Credit Agreement (provided that, if neither the Existing Credit Agreement nor the Revolving Credit Agreement is outstanding, such terms shall have the meanings given to any substantially similar defined term in any Credit Agreement then in effect), and the following terms are used herein as defined in the New York UCC:  Accounts (as defined in Article 9 of the New York UCC), Certificated Security, Chattel Paper, Commercial Tort Claims, Contract, Documents, Equipment, Farm Products, Fixture, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights and Supporting Obligations.

(b)           The following terms shall have the following meanings:

“Agreement”:  this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Borrower Obligations”:  the collective reference to (i) the unpaid principal of and interest on the Loans and Letter of Credit Outstandings and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the applicable Credit Agreement after the maturity of the respective Loans and Letter of Credit Outstandings and interest accruing at the then applicable rate provided in the applicable Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to each Administrative Agent, the Sub-Agent, the Collateral Agent or any Lender (or, in the case of any Specified Swap Agreement and Specified Cash Management Agreements, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, any Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit, or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, premiums (if any), reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Collateral Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements) and (ii) all other First Lien Obligations of the Borrower at any time incurred or outstanding.

“Collateral”:  as defined in Section 3.

“Collateral Account”:  any collateral account established by the Collateral Agent as provided in Section 6.1 or Section 6.4.

“Copyrights”:  (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 5), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

“Copyright Licenses”:  any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 5), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Credit Agreement”:  the collective reference to (i) the Existing Credit Agreement, (ii) the Revolving Credit Agreement and (iii) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, increase, renew, refund, replace (whether upon or after termination or otherwise) or refinance (including by means of sales of debt securities to institutional investors) in whole or in part from time to time the indebtedness and other obligations outstanding under the Existing Credit Agreement, the Revolving Credit Agreement or any other agreement or instrument referred to in this clause (iii); provided that any agreement or instrument described above in clause (iii) shall only constitute a “Credit Agreement” (or a portion thereof) if the respective agreement or instrument provides that such agreement or instrument (or indebtedness thereunder) shall constitute “First Lien Debt” for purposes of the Intercreditor Agreement (and so long as same satisfies the requirements of clause (2) of the definition of First Lien Debt contained in the Intercreditor Agreement) and the respective First Lien Representative shall have notified the Collateral Agent that such agreement or instrument shall constitute a Credit Agreement (or a portion thereof) and shall have executed and delivered to the Collateral Agent a joinder to the Intercreditor Agreement and the other actions specified in Sections 3.8(a) and (b) of the Intercreditor Agreement shall have been taken with respect to the relevant Series of Secured Debt (as each such term is defined in the Intercreditor Agreement) being issued or incurred.  Any reference to a Credit Agreement hereunder shall be deemed a reference to any Credit Agreement then extant.  Notwithstanding the foregoing, in no event shall any Permitted Notes Document (as defined in the Existing Credit Agreement) or any indenture governing the 2017 Notes, the 2019 Notes, the 2020 Notes or the 2021 Notes  (as each such term is defined in the Revolving Credit Agreement) be deemed to constitute the Credit Agreement hereunder.

“Default”:  any “Default” under, and as defined in, any then effective First Lien Document.

“Deposit Account”:  as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

“Event of Default”:  any “Event of Default” (i) under, and as defined in, the Existing Credit Agreement, the Revolving Credit Agreement and/or under any other Credit Agreement, as applicable, or (ii) at such time as a Credit Agreement is no longer effective, under, and as defined in, any then effective First Lien Document.

“First Lien Debt”: as defined in the Intercreditor Agreement.

“First Lien Documents”:  as defined in the Intercreditor Agreement.

“First Lien Obligations”:  as defined in the Intercreditor Agreement.

“First Lien Representative”:  as defined in the Intercreditor Agreement.

“First Lien Secured Party”:  as defined in the Intercreditor Agreement.

“First Lien Security Document”:  as defined in the Intercreditor Agreement.

“Foreign Subsidiary”:  any Subsidiary organized under the laws of any jurisdiction outside the United States of America.

“Foreign Subsidiary Voting Stock”:  the voting Capital Stock of any Foreign Subsidiary.

“Funding Office”:  as such term is defined in each of the Existing Credit Agreement and the Revolving Credit Agreement, and as such term (or any other defined term having a similar purpose) is defined in any other Credit Agreement, as applicable.

“Guaranteed Obligations”:  in (A) the case of the Borrower, all Other Loan Party Obligations of each Non-Borrower Guarantor and (B) the case of any Non-Borrower Guarantor, all Borrower Obligations and all Other Loan Party Obligations of each other Guarantor.

“Guarantors”:  as defined in the preamble hereto.

“Grantors”:  the collective reference to each Guarantor identified as a Grantor on Annex I to the signature page hereto, together with any other entity that may become a party hereto (and is identified as a Grantor) as provided herein.

“Intellectual Property”:  the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and any transferable rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Note”:  any promissory note evidencing loans made by any Grantor to the Borrower or any of its Subsidiaries.

“Intercreditor Agreement”:  the Collateral Agency and Intercreditor Agreement, dated as of January 31, 2008, as same may be amended, supplemented or otherwise modified from time to time.

“Investment Property”:  the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.

“Issuers”:  the collective reference to each issuer of any Investment Property.

“Lenders”:  each Existing Lender, each Permitted Revolving Lender and/or each “Lender” (or any other defined term having a similar purpose) as defined in any other Credit Agreement, as applicable (including any institution acting as “Swingline Lender” under the Existing Credit Agreement or the Revolving Credit Agreement or in a substantially similar capacity under any other Credit Agreement, as applicable, and any “Fronting Bank” under the Existing Credit Agreement or the Revolving Credit Agreement or any “Issuing Bank” or similar letter of credit issuer under any other Credit Agreement, as applicable).

“Letter of Credit”: as such term is defined in each of the Existing Credit Agreement and the Revolving Credit Agreement, and as such term (or any other defined term having a similar purpose) is defined in any other Credit Agreement, as applicable.

“Letter of Credit Outstandings”:  as such term is defined in each of the Existing Credit Agreement and the Revolving Credit Agreement, and as such term (or any other defined term having a similar purpose) is defined in any other Credit Agreement, as applicable.

“Lien”:  as such term is defined in each of the Existing Credit Agreement and the Revolving Credit Agreement, and as such term (or any other defined term having a similar purpose) is defined in any other Credit Agreement, as applicable.

“Loan Documents”:  as such term is defined in each of the Existing Credit Agreement and the Revolving Credit Agreement, and as such term (or any other defined term having a similar purpose) is defined in any other Credit Agreement, as applicable.

“Loans”:  as such term is defined in each of the Existing Credit Agreement and the Revolving Credit Agreement, and as such term (or any other defined term having a similar purpose) is defined in any other Credit Agreement, as applicable.

“New York UCC”:  the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Borrower Guarantor”: each Guarantor other than the Borrower.

“Obligations”:  (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Non-Borrower Guarantor, its Other Loan Party Obligations.

“Officer’s Certificate”: a certificate of a Responsible Officer of the Borrower.

“Original Closing Date”:  January 31, 2008.

“Other Loan Party Obligations”:  with respect to any Non-Borrower Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, pursuant to Section 2 hereof), any Credit Agreement, any other Loan Document, or any other First Lien Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the applicable Administrative Agent, the Collateral Agent or other relevant First Lien Secured Party, or to the Lenders or other First Lien Secured Parties that are required to be paid by such Guarantor pursuant to the terms of this Agreement, any Credit Agreement, any other Loan Document or any other First Lien Documents) and all other First Lien Obligations of such Guarantor.

“Patents”:  (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 5, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 5, and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Patent License”:  all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 5.

“Pledged Notes”:  all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes in principal amounts in excess of $500,000 issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

“Pledged Stock”:  the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that in no event shall more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder.

“Proceeds”:  all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable”:  any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

“Responsible Officer”:  the chief executive officer, president, any executive vice president or financial officer of the Borrower.

“Secured Debt Termination Date”:  as defined in the Intercreditor Agreement.

“Secured Parties”:  the collective reference to the Collateral Agent, and all other First Lien Secured Parties.

“Securities Act”:  the Securities Act of 1933, as amended.

“Series of First Lien Debt”:  as defined in the Intercreditor Agreement.

“Specified Cash Management Agreement”: as such term is defined in each of the Existing Credit Agreement and the Revolving Credit Agreement, and as such term (or any other defined term having a similar purpose) is defined in any other Credit Agreement, as applicable.

“Specified Swap Agreement”:  as such term is defined in each of the Existing Credit Agreement and the Revolving Credit Agreement, and as such term (or any other defined term having a similar purpose) is defined in any other Credit Agreement, as applicable.

“Trademarks”:  (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, all registrations and recordings thereof, and all applications in connection therewith (other than “intent to use” applications), whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 5, and (ii) the right to obtain all renewals thereof.

“Trademark License”:  any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 5.

1.2  Other Definitional Provisions.  (a)  The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b)           The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)           Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

(d)           Notwithstanding anything to the contrary in this Agreement or the Intercreditor Agreement, (i) “First Lien Debt” and “First Lien Obligations” as used in this Agreement shall include obligations incurred by Guarantors of the type described in clause (2) of the definition of “First Lien Debt” in the Intercreditor Agreement, so long as the requirements that would need to be satisfied for such obligations (if such obligations were instead incurred by Company and not a Guarantor) to constitute First Lien Debt are satisfied; (ii) “First Lien Secured Party” and “Secured Party” (and their respective plural forms) as used in this Agreement shall include any such Persons that hold First Lien Debt or First Lien Obligations incurred by Guarantors that are described in preceding clause (i) (it being understood that preceding clauses (i) and (ii) do not cause the Collateral of any Grantor to directly secure First Lien Obligations incurred by a Guarantor that is not a Grantor, but clarify that (x) each Guarantor’s Guaranteed Obligations include such First Lien Obligations and (y) each Grantor’s Obligations secured by its Collateral include such Grantor’s guaranty of the Guaranteed Obligations described in clause (x)); and (iii) the defined terms described in preceding clauses (i) and (ii) as used in this Agreement shall be construed as if such clauses were in effect at all times on and after the Original Closing Date.

SECTION 2.  Guarantee

2.1  Guarantee.  (a)  Each of the Guarantors hereby, jointly and severally, absolutely, unconditionally and irrevocably, guarantees to the Collateral Agent (and hereby reaffirms its joint and several, absolute, unconditional and irrevocable guarantee under the

Existing Guarantee and Collateral Agreement, which continues hereunder without interruption, to the Collateral Agent), for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, as a primary obligor and not merely as surety, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Guaranteed Obligations.

(b)           Without limiting the generality of paragraph 95 of the Confirmation Order, anything herein, or in any other First Lien Document to the contrary notwithstanding, the maximum liability of each Non-Borrower Guarantor hereunder shall be limited to such amount as will, after giving effect to such maximum liability and all other liabilities (contingent or otherwise) of such Guarantor that are relevant under applicable Federal or state bankruptcy or insolvency laws, fraudulent conveyance or transfer laws, or similar such laws, result in the obligations of such Guarantor hereunder not constituting a fraudulent transfer or conveyance under applicable Federal or state laws (after giving effect to all rights of subrogation, contribution or reimbursement, subject to Sections 2.3 and 8.12(i)).

(c)           Each Non-Borrower Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Collateral Agent or any Secured Party hereunder.

(d)           The guarantee contained in this Section 2 shall remain in full force and effect until the Secured Debt Termination Date with respect to the First Lien Debt shall have occurred, notwithstanding that from time to time during the term of any Credit Agreement or other First Lien Document the Borrower may be free from any Borrower Obligations.

(e)           No payment made by the Borrower, any of the Non-Borrower Guarantors, any other guarantor or any other Person or received or collected by the Collateral Agent or any Secured Party from the Borrower, any of the Non-Borrower Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Guaranteed Obligations or any payment received or collected from such Guarantor in respect of the Guaranteed Obligations), remain liable for the Guaranteed Obligations up to the maximum liability of such Guarantor hereunder until the Secured Debt Termination Date with respect to the First Lien Debt shall have occurred.

2.2  Right of Contribution.  Each Non-Borrower Guarantor hereby agrees that to the extent that a Non-Borrower Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Non-Borrower Guarantor shall be entitled to seek and receive contribution from and against any other Non-Borrower Guarantor hereunder which has not paid its proportionate share of such payment.  Each Non-Borrower Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3.  The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Collateral Agent and the Secured Parties, and each Guarantor shall remain liable to the Collateral Agent and the Secured Parties for the full amount guaranteed by such Guarantor hereunder.

2.3  No Subrogation.  Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Collateral Agent or any Secured Party, no Guarantor shall be entitled to seek or enforce its right to be subrogated to any of the rights of the Collateral Agent or any Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Collateral Agent or any Secured Party for the payment of the Guaranteed Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Collateral Agent and the Secured Parties by the Borrower on account of the Borrower Obligations are paid in full and the Secured Debt Termination Date with respect to the First Lien Debt shall have occurred.  If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full or such payment is otherwise prohibited pursuant to the immediately preceding sentence, such amount shall be held by such Guarantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Collateral Agent may determine.

2.4  Amendments, etc. with respect to the Guaranteed Obligations.  Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Guaranteed Obligations made by the Collateral Agent or any other Secured Party may be rescinded by the Collateral Agent or such Secured Party and any of the Guaranteed Obligations may be continued, and the Guaranteed Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any Secured Party, and the First Lien Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Collateral Agent (or the relevant Secured Parties, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any Secured Party for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released.  Neither the Collateral Agent nor any Lender nor any Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Guaranteed Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.5  Guarantee Absolute and Unconditional.  Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Collateral Agent or any other Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Collateral Agent and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2.  Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Non-Borrower Guarantors with respect to the Guaranteed Obligations.  Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of any First Lien Documents, any of the Guaranteed Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Collateral Agent or any other Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower,  such Guarantor or any other Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower or any other obligor for the Guaranteed Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance.  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent or any other Secured Party against any Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6  Reinstatement.  Without limiting the generality of paragraph 95 of the Confirmation Order, the guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Non-Borrower Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Non-Borrower Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7  Payments.  Each Guarantor hereby jointly and severally guarantees that payments hereunder will be paid to the applicable Administrative Agent without set-off or counterclaim in Dollars at the applicable Funding Office.

SECTION 3.  Grant of Security Interest

Each Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in (and hereby reaffirms its assignment, transfer and grant under the Existing Guarantee and Collateral Agreement, which continues hereunder without interruption, to the Collateral Agent, for the ratable benefit of the Secured Parties, of a security interest in), all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(a)           all Accounts;

(b)           all Chattel Paper;

(c)           all Contracts;

(d)           all Deposit Accounts and cash;

(e)           all Documents;

(f)           all Equipment;

(g)           all Fixtures;

(h)           all General Intangibles;

(i)           all Instruments;

(j)           all Intellectual Property;

(k)           all Inventory;

(l)           all Goods;

(m)           all Investment Property;

(n)           all Letter-of-Credit Rights;

(o)           all Commercial Tort Claims described in Section 5.8 hereof;

(p)           all books and records pertaining to the Collateral; and

(q)           to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that notwithstanding any of the other provisions set forth in this Section 3, this Agreement shall not constitute a grant of a security interest in (i) any property to the extent that such grant of a security interest is prohibited by any Requirements of Law of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property, Pledged Stock or Pledged Note, any applicable shareholder or similar agreement, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law; or (ii) any voting Capital Stock of any Foreign Subsidiary (or Domestic Subsidiary of the type described in clause (d) of the definition of Excluded Subsidiary) constituting more than 65% of the outstanding voting Capital Stock thereof; or (iii) any Capital Stock of any Project Subsidiary whose Capital Stock is pledged to secure Limited Recourse Debt so long as such Limited Recourse Debt remains outstanding, in each case so long as the respective Lien and Indebtedness described in this clause (iii) is permitted pursuant to each Credit Agreement, and does not violate the provisions of any other First Lien Document.

SECTION 4.  Representations and Warranties

To induce the Collateral Agent and the Existing Lenders to continue to make their respective extensions of credit pursuant to the Existing Credit Agreement, to induce the Permitted Revolving Lenders to make their respective extensions of credit to the Borrower under the Revolving Credit Agreement, and to induce other Secured Parties to extend First Lien Obligations, each Grantor hereby represents and warrants to the Collateral Agent and each Secured Party that:

4.1  Title; No Other Liens.  Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral under each then outstanding First Lien Document (including the Liens granted to secure any Junior Lien Indebtedness (as defined in each of the Existing Credit Agreement and the Revolving Credit Agreement and/or any other defined term having a similar purpose in any other Credit Agreement)), such Grantor owns, or has rights in, each item of the Collateral free and clear of any and all Liens or claims of others.  No effective financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by each Credit Agreement.  For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses to third parties to use Intellectual Property owned or developed by a Grantor.  For purposes of this Agreement and the other First Lien Documents, such licensing activity shall not constitute a “Lien” on such Intellectual Property.  Each of the Collateral Agent and each Secured Party understand that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Collateral Agent to utilize, sell, lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.

4.2  Perfected First Priority Liens.  The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral for which such filings and actions are effective to perfect such security interests in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor, except such Persons who are good faith purchasers to the extent set forth in the New York UCC and (b) are prior to all other Liens on the Collateral in existence on the Original Closing Date except for unrecorded Liens permitted by each Credit Agreement which have priority over the Liens on the Collateral by operation of law or as otherwise permitted to have priority over the Liens on the Collateral under Section 6.2 of the Existing Credit Agreement and Section 6.2 of the Revolving Credit Agreement (and any similar provision of any other Credit Agreement).

4.3  Jurisdiction of Organization; Chief Executive Office.  On the date hereof, such Grantor’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or sole place of business, as the case may be, are specified on Schedule 4.  Such Grantor has furnished to the Collateral Agent a certified charter, certificate of incorporation or other organization document and long-form good standing certificate as of a date which is recent to the date hereof.

4.4  Farm Products.  None of the Collateral constitutes, or is the Proceeds of, Farm Products.

4.5  Investment Property.  (a)  The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, if less, 65% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

(b)           All the shares of the Pledged Stock issued by an Issuer which is a Subsidiary of such Grantor have been duly and validly issued and are, if such shares are shares of stock in a domestic corporation, fully paid and nonassessable.

(c)           Each of the Pledged Notes issued by an Issuer which is a Subsidiary of such Grantor constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(d)           Such Grantor is the owner of, and has good title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement or as otherwise permitted under Section 6.2 of the Existing Credit Agreement and Section 6.2 of the Revolving Credit Agreement (and any similar provision of any other Credit Agreement).

4.6  Receivables.  (a)  No amount in excess of $500,000 payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Agent.

(b)           The amounts represented by such Grantor to the Lenders from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate in all material respects.

4.7  Intellectual Property.  (a)  Schedule 5 lists all Intellectual Property owned by such Grantor in its own name on the date hereof and which is registered with the United States Copyright Office or the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof.

(b)           On the date hereof, all material scheduled Intellectual Property owned, used or held by such Grantor is valid, subsisting, unexpired and in full force and effect, has not been abandoned and does not infringe the intellectual property rights of any other Person.

(c)           No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor’s rights in, any Intellectual Property owned, used or held by such Grantor in any respect that could reasonably be expected to have a Material Adverse Effect.

(d)           No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Intellectual Property owned, used or held by such Grantor or such Grantor’s ownership interest therein, or (ii) which, if adversely determined, would could reasonably be expected to have a Material Adverse Effect.

4.8  Commercial Tort Claims.  (a)  On the date hereof, except to the extent listed in Section 3.1 above, no Grantor has rights in any Commercial Tort Claim with a reasonably expected value in excess of $1,000,000.

(b)           Upon the filing of a financing statement specifically describing any Commercial Tort Claim referred to in Section 5.8 hereof against such Grantor in the jurisdiction specified in Schedule 3 hereto, the security interest granted in such Commercial Tort Claim will constitute a valid perfected security interest in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase such Collateral from Grantor except such Persons who are good faith purchasers to the extent set forth in the New York UCC, which security interest shall be prior to all other Liens on such Collateral except for unrecorded Liens permitted by each Credit Agreement which have priority over the Liens on such Collateral by operation of law or as otherwise permitted to have priority over the Liens on the Collateral under the relevant provisions of the then effective First Lien Documents.

4.9  Amendment and Restatement.  This Agreement constitutes an amendment of the Existing Guarantee and Collateral Agreement made under and in accordance with the terms of Section 9.1 of the Existing Credit Agreement, Section 8.1 of the Existing Guarantee and Collateral Agreement and Section 8.1 of the Intercreditor Agreement.

SECTION 5.  Covenants

Each Grantor covenants and agrees with the Collateral Agent and the Secured Parties that, from and after the date of this Agreement and until the Secured Debt Termination Date with respect to the First Lien Debt:

5.1  Delivery of Instruments, Certificated Securities and Chattel Paper.  If any amount in excess of $500,000 payable to a Grantor under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Collateral Agent, duly indorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

5.2  Maintenance of Insurance.  (a)  Such Grantor will maintain, with financially sound and reputable companies, insurance policies insuring such Grantor and the Collateral Agent against liability for personal injury and property damage relating to Inventory and Equipment, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Collateral Agent.

(b)           All such insurance shall (i) name the Collateral Agent as an additional insured party or loss payee and (ii) be reasonably satisfactory in all other respects to the Collateral Agent.

(c)           The Borrower shall deliver to the Collateral Agent a report of a reputable insurance broker with respect to such insurance substantially concurrently with each delivery of the Borrower’s audited annual financial statements and such supplemental reports with respect thereto as the Collateral Agent may from time to time reasonably request.

5.3  Maintenance of Perfected Security Interest; Further Documentation.  (a)  Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the First Lien Documents to dispose of the Collateral.

(b)           Such Grantor will furnish to the Collateral Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Collateral Agent may reasonably request, all in reasonable detail.

(c)           At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the

Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Deposit Accounts, Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Collateral Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

5.4  Changes in Name, etc.  Such Grantor will not, except upon 15 days’ prior written notice to the Collateral Agent and delivery to the Collateral Agent of all additional financing statements and other executed documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein, (i) change its jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to in Section 4.3 or (ii) change its name.

5.5  Notices.  Such Grantor will advise the Collateral Agent and the Lenders promptly, in reasonable detail, of:

(a)           any Lien (other than security interests created hereby or Liens permitted under the First Lien Documents) on any of the Collateral which would adversely affect the ability of the Collateral Agent to exercise any of its remedies hereunder; and

(b)           of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

5.6  Investment Property.  (a)  If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock (constituting Collateral hereunder) of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Collateral Agent and the Secured Parties, hold the same in trust for the Collateral Agent and the Secured Parties and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations.  Any sums paid upon or in respect of the Investment Property constituting Collateral hereunder upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of such Investment Property or any property shall be distributed upon or with respect to such Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations.  If any sums of money or property so paid or distributed in respect of such Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

(b)           Without the prior written consent of the Collateral Agent or except as permitted under each Credit Agreement, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any Capital Stock of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Capital Stock of any nature of any Issuer, unless all such Capital Stock is pledged by such Grantor to the Collateral Agent, for the ratable benefit of the Secured Parties, to the extent such pledge is required under this Agreement or any other First Lien Document, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof constituting Collateral hereunder (except pursuant to a transaction that is permitted by the then effective First Lien Documents), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof constituting Collateral hereunder, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof.

(c)           In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5.6(a) with respect to the Investment Property issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Investment Property issued by it.

5.7  Intellectual Property.  (a)  Except in such Grantor’s reasonable business judgment, each Grantor will not knowingly do any act or knowingly omit to do any act whereby any material Trademark constituting Collateral hereunder may become invalidated or impaired in any way.

(b)           Except in such Grantor’s reasonable business judgment, each Grantor will not knowingly do any act, or knowingly omit to do any act, that could reasonably be expected cause any material Patent owned, used or held by such Grantor to become forfeited, abandoned or dedicated to the public.

(c)           Except in such Grantor’s reasonable business judgment, each Grantor will not knowingly do any act or knowingly omit to do any act whereby any material portion of the Copyrights owned, used or held by such Grantor may become invalidated or otherwise impaired nor knowingly do any act whereby any material portion of the Copyrights owned, used or held by such Grantor may fall into the public domain.

(d)           Such Grantor will not do any act that knowingly uses any material Intellectual Property owned by such Grantor to infringe the intellectual property rights of any other Person.

(e)           Such Grantor will notify the Collateral Agent promptly if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property owned by such Grantor has become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any material Intellectual Property constituting Collateral hereunder or such Grantor’s right to register the same or to own and maintain the same.

(f)           Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any material Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Collateral Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs.  Upon request of the Collateral Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Collateral Agent may request to evidence the Collateral Agent’s and the Secured Parties’ security interest in such Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

(g)           Except in such Grantor’s reasonable business judgment, each Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property constituting Collateral hereunder, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(h)           In the event that any material Intellectual Property constituting Collateral hereunder is infringed, misappropriated or diluted by a third party, such Grantor shall take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property including, without limitation, in such Grantor’s reasonable business judgment, suing for infringement, misappropriation or dilution, to seek injunctive relief and seeking to recover any and all damages for such infringement, misappropriation or dilution.

5.8  Commercial Tort Claims.  If such Grantor shall obtain an interest in any Commercial Tort Claim with a reasonably expected value in excess of $1,000,000, such Grantor shall within (45) days of obtaining such interest advise the Collateral Agent thereof and, if requested by the Collateral Agent in writing, within 30 days after such request sign and deliver documentation acceptable to the Collateral Agent granting a security interest under the terms and provisions of this Agreement in and to such Commercial Tort Claim.

SECTION 6.  Remedial Provisions

6.1  Certain Matters Relating to Receivables.  (a)  The Collateral Agent shall have the right at reasonable times and with reasonable notice to make test verifications of the Receivables constituting Collateral hereunder in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Collateral Agent may reasonably require in connection with such test verifications.  At any time (but no more frequently than once per fiscal year (unless an Event of Default shall have occurred and be continuing, in which case there shall be no limits), upon the Collateral Agent’s request and at the expense of the relevant Grantor, such Grantor shall use commercially reasonable efforts to cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables constituting Collateral hereunder.

(b)           The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, subject to the Collateral Agent’s direction and control, and the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default.  If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within three Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor.  Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c)           At the Collateral Agent’s request after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables constituting Collateral hereunder, including, without limitation, all original orders, invoices and shipping receipts.

6.2  Communications with Obligors; Grantors Remain Liable.  (a)  The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables constituting Collateral hereunder and parties to the Contracts constituting Collateral hereunder to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any such Receivables or Contracts.

(b)           Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables constituting Collateral hereunder and parties to the Contracts constituting Collateral hereunder that such Receivables and the Contracts have been assigned to the Collateral Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

(c)           Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating thereto, nor shall the Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3  Pledged Stock.  (a)  Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given written notice to the relevant Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in each Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided that no vote shall be cast or corporate or other organizational right exercised or other action taken which, in the Collateral Agent’s reasonable judgment, would materially impair the Collateral or which would be inconsistent with or result in any violation of any provision of any Credit Agreement, this Agreement or any other First Lien Document.

(b)           If an Event of Default shall occur and be continuing and the Collateral Agent shall give written notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property constituting Collateral hereunder and make application thereof to the Obligations in such order as the Collateral Agent may determine, and (ii) any or all of the Investment Property shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property constituting Collateral hereunder upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of such Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)           Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Collateral Agent.

6.4  Proceeds to be Turned Over To Collateral Agent.  In addition to the rights of the Collateral Agent and the Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required).  All Proceeds constituting Collateral hereunder received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control.  All Proceeds constituting Collateral hereunder while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5  Application of Proceeds.  At such intervals as may be agreed upon by the Borrower and the Collateral Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent’s election, the Collateral Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the following order:

First, to pay incurred and unpaid fees and expenses of the Collateral Agent under the First Lien Documents;

Second, to the Collateral Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties;

Third, to the Collateral Agent, for application by it towards prepayment of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then held by the Secured Parties; and

Fourth, any balance remaining after the Secured Debt Termination Date with respect to the First Lien Debt shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same;

provided that in the event of any inconsistency between the terms of the Intercreditor Agreement and this Section 6.5, the term of the Intercreditor Agreement shall govern.

6.6  Code and Other Remedies.  If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law.  Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may, subject to the requirements of applicable law, in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Collateral Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released.  Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere.  The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Collateral Agent may elect, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor.  To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any Secured Party arising out of the exercise by them of any rights hereunder.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.7  Registration Rights.  (a)  Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(b)           Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law.  Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Collateral Agent and the Secured Parties, that the Collateral Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

6.8  Subordination.  Each Grantor hereby agrees that, upon the occurrence and during the continuance of an Event of Default, unless otherwise agreed by the Collateral Agent, all Indebtedness owing by it to any Subsidiary of the Borrower shall be fully subordinated to the indefeasible payment in full in cash of such Grantor’s Obligations.

6.9  Deficiency.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any Secured Party to collect such deficiency.

6.10  Intercreditor Agreement.  Notwithstanding anything to the contrary in this Section 6 or Section 7.1, the Intercreditor Agreement shall govern the exercise of rights and the enforcement of remedies hereunder by the Collateral Agent and the Secured Parties.  In the event of any conflict between the terms of this Section 6 and the Intercreditor Agreement, the Intercreditor Agreement shall govern.

SECTION 7.  The Collateral Agent

7.1  Collateral Agent’s Appointment as Attorney-in-Fact, etc.  (a)  Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement.  At any time when an

Event of Default has occurred and is continuing and without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i)           in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

(ii)           in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s and the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)           pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)           execute, in connection with any sale provided for in Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)           (1)  direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Notwithstanding anything to the contrary in this Section 7.1(a), the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

(b)           If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)           The reasonable expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due Base Rate Loans under, and as defined (or any other defined term having a similar purpose) in, any Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

(d)           Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2  Duty of Collateral Agent.  To the full extent permitted by applicable law, the Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account.  Neither the Collateral Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof, except as provided herein.  The powers conferred on the Collateral Agent and the Secured Parties hereunder are solely to protect the Collateral Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers.  The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

7.3  Execution of Financing Statements.  Pursuant to any applicable law, each Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Agent determines appropriate to perfect the security interests of the Collateral Agent under this Agreement.  Each Grantor authorizes the Collateral Agent to use the collateral description “all personal property” in any such financing statements.  Each Grantor hereby ratifies and authorizes the filing by the Collateral Agent of any financing statement with respect to the Collateral made on or prior to the date hereof.

7.4  Authority of Collateral Agent.  Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Intercreditor Agreement and/or relevant First Lien Documents, and by such other agreements with respect thereto as may exist from time to time among any of them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

7.5  Intercreditor Agreement.  Each party hereto (and each Secured Party) acknowledges and agrees that the Collateral Agent may act in accordance with, and shall be required to take certain actions as required by, the terms of the Intercreditor Agreement.  Each of the parties hereto (and each Secured Party) acknowledges and agrees that any such actions shall be permitted, and further agrees that in the event of a conflict between the provisions of this Agreement and the Intercreditor Agreement, the relevant provisions of the Intercreditor Agreement shall control.  The parties hereto (and each Secured Party) also acknowledge and agree that the Collateral Agent shall have the benefit of the provisions contained in the Intercreditor Agreement (including Article V thereof).

SECTION 8.  Miscellaneous

8.1  Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.1 of the Existing Credit Agreement, Section 9.1 of the Revolving Credit Agreement and Section 8.1 of the Intercreditor Agreement.

8.2  Notices.  All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 8.6 of the Intercreditor Agreement.

8.3  No Waiver by Course of Conduct; Cumulative Remedies.  Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Secured Party any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Collateral Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Secured Party would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4  Enforcement Expenses; Indemnification.  (a)  Each Guarantor agrees to pay or reimburse each Secured Party and the Collateral Agent for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other First Lien Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Secured Party and of counsel to the Collateral Agent.

(b)           Each Guarantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c)           Each Guarantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 9.5 of the Existing Credit Agreement, Section 9.5 of the Revolving Credit Agreement or the relevant provisions of any other First Lien Document.

(d)           The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the First Lien Documents.

8.5  Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent and the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

8.6  Set-Off; Limitation on Individual Actions.  (a) In addition to any rights and remedies of the Secured Parties provided by law, each Secured Party shall have the right, without notice to any Grantor, any such notice being expressly waived by each Grantor to the extent permitted by applicable law, upon any Obligations becoming due and payable by any Grantor (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party, any affiliate thereof or any of their respective branches or agencies to or for the credit or the account of such Grantor.  Each Secured Party agrees promptly to notify in writing the relevant Grantor and the Collateral Agent after any such application made by such Secured Party, provided that the failure to give such notice shall not affect the validity of such application.

(b)           NOTWITHSTANDING THE FOREGOING SUBSECTION (a) OR ANY CONTRARY PROVISION CONTAINED IN ANY FIRST LIEN DOCUMENT, AT ANY TIME THAT ANY OBLIGATION SHALL BE SECURED BY ANY INTEREST IN ANY REAL PROPERTY LOCATED IN CALIFORNIA, NO SECURED PARTY (OTHER THAN THE COLLATERAL AGENT OR ANY ADMINISTRATIVE AGENT) SHALL EXERCISE ANY REMEDIES AGAINST ANY LOAN PARTY OR ANY PROPERTY THEREOF,  INCLUDING WITHOUT LIMITATION, A RIGHT OF SETOFF, LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY  SECURITY DOCUMENT OR ANY FIRST LIEN DOCUMENT (ALTHOUGH A SECURED PARTY CAN ACCELERATE THE MATURITY OF ANY FIRST LIEN DEBT IN ACCORDANCE WITH THE TERMS OF THE RESPECTIVE FIRST LIEN DOCUMENT) UNLESS IT IS TAKEN PURSUANT TO AN “ACT OF REQUIRED DEBT HOLDERS” (AS DEFINED IN THE INTERCREDITOR AGREEMENT) OR APPROVED IN WRITING BY THE COLLATERAL AGENT; PROVIDED THAT IF REPUTABLE OUTSIDE CALIFORNIA COUNSEL TO SUCH SECURED PARTY PROVIDES ITS WRITTEN LEGAL OPINION (WITHOUT ANY MATERIAL QUALIFICATION OR EXCEPTION) TO THE EFFECT THAT SUCH SETOFF OR ACTION OR PROCEEDING WOULD NOT (PURSUANT TO APPLICABLE CALIFORNIA STATE LAW, INCLUDING, WITHOUT LIMITATION, SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE) ADVERSELY AFFECT OR IMPAIR THE VALIDITY, PRIORITY OR ENFORCEABILITY OF THE LIENS GRANTED TO THE COLLATERAL AGENT PURSUANT TO THE SECURITY DOCUMENTS OR THE ENFORCEABILITY OF THE OBLIGATIONS UNDER THE OTHER FIRST LIEN DOCUMENTS, THEN SUCH ACTION MAY BE TAKEN OR COMMENCED SO LONG AS THE RESPECTIVE SECURED PARTY PROVIDES AT LEAST FIVE BUSINESS DAYS’ ADVANCE WRITTEN NOTICE THEREOF TO THE COLLATERAL AGENT (TOGETHER WITH A COPY OF THE RESPECTIVE OPINION OF CALIFORNIA COUNSEL).  ANY ATTEMPTED EXERCISE BY ANY SECURED PARTY OF ANY SUCH RIGHT IN CONTRAVENTION OF THE FOREGOING PROVISIONS SHALL BE NULL AND VOID.  THIS SUBSECTION (b) SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE SECURED PARTIES AND THE COLLATERAL AGENT, AND MAY BE AMENDED BY AN “ACT OF REQUIRED DEBT HOLDERS”.

8.7  Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by electronic transmission or telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.8  Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9  Section Headings.  The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10  Integration.  This Agreement, the Intercreditor Agreement and the other First Lien Documents represent the entire agreement of the Grantors, the Collateral Agent and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent or any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein, in the Intercreditor Agreement or in the other First Lien Documents.

8.11  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.12  Submission To Jurisdiction; Waivers.  Each Grantor hereby irrevocably and unconditionally:

(a)           submits for itself and its property in any legal action or proceeding relating to this Agreement, the Intercreditor Agreement and the other First Lien Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)           consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d)           agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction;

(e)           waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages;

(f)           acknowledges and affirms that it understands that to the extent the Obligations are secured by real property located in the State of California, such Grantor shall be liable for the full amount of the liability hereunder notwithstanding foreclosure on such real property by trustee sale or any other reason impairing such Grantor’s or any Secured Parties’ right to proceed against the Borrower or any other Grantor;

(g)           waives (to the fullest extent permitted by applicable law) all rights and defenses under Section 580a, 580b, 580d and 726 of the California Code of Civil Procedure;

(h)           waives (to the fullest extent permitted by applicable law), without limiting the generality of the foregoing or any other provision hereof, all rights and defenses which might otherwise be available to such Grantor under Sections 2809, 2810, 2815, 2819, 2821, 2839, 2845, 2848, 2849, 2850, 2899 and 3433 of the California Civil Code; and

(i)           waives, until the Obligations have been paid in full in cash, its rights of subrogation and reimbursement and any other rights and defenses, in each case available to such Grantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code because the Obligations are secured by real property, including, without limitation, (1) any defenses such Grantor may have to the guarantee provided under this Agreement by reason of an election of remedies by the Secured Parties and (2) any rights or defenses such Grantor may have by reason of protection afforded to the Borrower or any other Grantor pursuant to the antideficiency or other laws of California limiting or discharging the Borrower’s or such Grantor’s indebtedness, including, without limitation, Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.  In furtherance of such provisions, each Grantor hereby waives all rights and defenses arising out of an election of remedies by the Secured Parties, even though that election of remedies, such as a nonjudicial foreclosure, destroys such Grantor’s rights of subrogation and reimbursement against the Borrower or any other Grantor by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

8.13  Acknowledgements.  Each Grantor hereby acknowledges that:

(a)           it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Intercreditor Agreement and the other First Lien Documents to which it is a party;

(b)           neither the Collateral Agent nor any Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement, the Intercreditor Agreement or any other First Lien Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)           no joint venture is created hereby, by the Intercreditor Agreement or the other First Lien Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

8.14  Additional Grantors; Release of Guarantors; Releases of Collateral;.  (a) Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to the relevant provision of any First Lien Documents shall become a Grantor (and a Guarantor) for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

(b)           Non-Borrower Guarantors shall be released from this Agreement to the extent provided below, in each case at the request and expense of the Borrower:

(i)           A Non-Borrower Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Non-Borrower Guarantor shall be sold, transferred or otherwise disposed of (in each case to a Person other than the Borrower or a Subsidiary) in a transaction permitted by all then effective First Lien Documents; provided that the Borrower shall have delivered to the Collateral Agent, at least three Business Days prior to the date of the proposed release, a written request for release identifying the relevant Non-Borrower Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with all then effective First Lien Documents.

(ii)           A Non-Borrower Guarantor shall be released from its obligations hereunder in the event that (1) the same is subsequently designated as a “Designated Project Subsidiary” under, and as defined in, the Existing Credit Agreement as originally in effect (including the related relevant provisions), as such provisions may be amended, modified, replaced or supplemented from time to time, but in the case of any amendment, modification, replacement or supplement to the terms originally applicable in the Existing Credit Agreement, the respective designation and release of the respective Non-Borrower Subsidiary as a Guarantor hereunder shall not violate the terms of any other First Lien Documents then in effect or (2) if the Existing Credit Agreement is no longer in effect, the same is subsequently designated as a “Designated Project Subsidiary” (and any defined term having a similar purpose in any other Credit Agreement) under, and as defined in, the Revolving Credit Agreement and any other Credit Agreement, as applicable, and, in the case of either clause (1) or (2), the Borrower has delivered an Officer’s Certificate to the Collateral Agent stating that the release is permitted pursuant to this clause (ii) and providing in reasonable detail the supporting calculations (if any) in determining that the respective Non-Borrower Guarantor may be designated as a Designated Project Subsidiary.

(iii)           One or more Non-Borrower Guarantors may be released from their obligations hereunder at any time if (1) consent to release of such Non-Borrower Guarantors has been given by the requisite percentage or number of holders of each Series of First Lien Debt at the time outstanding as provided for in the applicable First Lien Documents, (2) each First Lien Representative for each Series of First Lien Debt

(which shall be identified in the Officer’s Certificate described in clause (3)) shall have notified the Collateral Agent that the consent for its respective Series of First Lien Debt has been obtained and (3) the Borrower has delivered an Officer’s Certificate to the Collateral Agent certifying as to the consents of the holders of each Series of First Lien Debt that are necessary for such release and that any such necessary consents have been obtained.

(iv)           In connection with any release of any Non-Borrower Guarantor pursuant to this Section 8.14, the Collateral Agent shall execute and deliver to the Borrower, at the Borrower’s expense, all documents that the Borrower shall reasonably request to evidence such release.  Any execution and delivery of documents pursuant to this Section 8.14 shall be without recourse to or warranty by the Collateral Agent.

(c)           Releases of Collateral shall be effected in accordance with the relevant provisions of Section 4.1 of the Intercreditor Agreement

8.15  WAIVER OF JURY TRIAL.  EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE INTERCREDITOR AGREEMENT OR ANY OTHER FIRST LIEN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

8.16  Amendment and Restatement. It is the intention of each of the parties hereto that the Existing Guarantee and Collateral Agreement be amended and restated in its entirety pursuant to this Agreement so as to preserve the perfection and priority of all Liens securing the Obligations (as defined in the Existing Guarantee and Collateral Agreement) and that all such Obligations of the Borrower and the Guarantors shall be secured by the Liens evidenced under this Agreement and the other Security Documents and that this Agreement (and the amendment and restatement of the Existing Guarantee and Collateral Agreement contained herein) does not constitute a novation or termination of any of the Existing Guarantee and Collateral Agreement, the guaranty by each Guarantor or the grant of security interests by each Grantor provided for under the Existing Guarantee and Collateral Agreement, and/or the Obligations existing under the Existing Guarantee and Collateral Agreement.  From and after the date hereof, all references to the “Guarantee and Collateral Agreement” contained in the Existing Credit Agreement, the Revolving Credit Agreement and each other Security Document shall be deemed to refer to this Agreement.

8.17  Reaffirmation and Grant of Security Interest.  Each of the Borrower, each Guarantor and each Grantor, subject to the terms and limits contained herein and in the First Lien Security Documents reaffirms (i) its guaranty of the Guaranteed Obligations, on the terms set forth in the Existing Guarantee and Collateral Agreement, as amended and restated by this Agreement, and nothing in this Agreement shall be deemed to supersede, impair or otherwise limit the guaranty by such Guarantor contained in the Existing Guarantee and Collateral Agreement, and (ii) in the case of each Grantor, its grant of a security interest in favor of Collateral Agent on the Collateral to secure its Obligations, on the terms set forth in the Existing Guarantee and Collateral Agreement, as amended and restated by this Agreement, and nothing in this Agreement shall be deemed to supersede, impair or otherwise limit the assignment, transfer and grant by such Grantor contained in the Existing Guarantee and Collateral Agreement.  Each

of the Borrower, each Guarantor and each Grantor hereby acknowledges that it has reviewed the terms and provisions of this Agreement and consents to the amendment and restatement of the Existing Guarantee and Collateral Agreement effected pursuant to this Agreement.  Each of the Borrower, each Guarantor and each Grantor hereby confirms that each First Lien Security Document which it is a party or is otherwise bound continues to be in full force and effect, and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the First Lien Documents, the payment and performance of the Guaranteed Obligations and the Obligations, as applicable, and all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of the amendment and restatement of the Existing Guarantee and Collateral Agreement.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has caused this Amended and Restated Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.
CALPINE CORPORATION

By:	/s/ ZAMIR RAUF
Name: Zamir Rauf Title: Chief Financial Officer

CPN ENERGY SERVICES GP, INC., AS THE
GENERAL PARTNER OF CALPINE
PRODUCER SERVICES, L.P.

By:	/s/ ZAMIR RAUF
Name: Zamir Rauf Title: Chief Financial Officer

CALPINE HIDALGO, INC., AS THE
GENERAL PARTNER OF CALPINE
HIDALGO ENERGY CENTER, L.P.

By:	/s/ ZAMIR RAUF
Name: Zamir Rauf Title: Chief Financial Officer

CALPINE POWER MANAGEMENT, INC.,
AS THE GENERAL PARTNER OF CALPINE
POWER MANAGEMENT, LP

By:	/s/ ZAMIR RAUF
Name: Zamir Rauf Title: Chief Financial Officer

CALPINE POWERAMERICA, INC., AS THE
GENERAL PARTNER OF CALPINE
POWERAMERICA, LP

By:	/s/ ZAMIR RAUF
Name: Zamir Rauf Title: Chief Financial Officer

CPN CLEAR LAKE, INC., AS THE
GENERAL PARTNER OF CLEAR LAKE
COGENERATION LIMITED PARTNERSHIP

By:	/s/ ZAMIR RAUF
Name: Zamir Rauf Title: Chief Financial Officer

CALPINE FREESTONE, LLC, AS THE
GENERAL PARTNER OF FREESTONE
POWER GENERATION, LP

By:	/s/ ZAMIR RAUF
Name: Zamir Rauf Title: Chief Financial Officer

TEXAS COGENERATION ONE COMPANY,
AS THE GENERAL PARTNER OF TEXAS
CITY COGENERATION, L.P.

By:	/s/ ZAMIR RAUF
Name: Zamir Rauf Title: Chief Financial Officer

THE GUARANTORS SET FORTH ON
ANNEX I TO THIS SIGNATURE PAGE:

By:	/s/ ZAMIR RAUF
Name: Zamir Rauf Title: Chief Financial Officer

THE GUARANTORS SET FORTH ON
ANNEX II TO THIS SIGNATURE PAGE:

By:	/s/ HETHER BENJAMIN-BROWN
Name: Hether Benjamin-Brown Title: Vice President

Accepted and Agreed to:

GOLDMAN SACHS CREDIT PARTNERS
L.P., as Collateral Agent

By:	/s/ DOUGLAS TANSEY
Name: Douglas Tansey Title: Authorized Signatory

ANNEX  I

Name of Guarantor
Anacapa Land Company, LLC
Anderson Springs Energy Company
Auburndale Peaker Energy Center, LLC
Aviation Funding Corp.
Baytown Energy Center, LP
Bellingham Cogen, Inc.
Bethpage Fuel Management Inc.
CalGen Expansion Company, LLC
CalGen Finance Corp.
CalGen Project Equipment Finance Company One, LLC
CalGen Project Equipment Finance Company Three, LLC
CalGen Project Equipment Finance Company Two, LLC
Calpine Administrative Services Company, Inc.
Calpine Auburndale Holdings, LLC
Calpine Baytown Energy Center GP, LLC
Calpine Baytown Energy Center LP, LLC
Calpine c*Power, Inc.
Calpine CalGen Holdings, Inc.
Calpine California Holdings, Inc.
Calpine Calistoga Holdings, LLC
Calpine CCFC Holdings, Inc.
Calpine Central Texas GP, Inc.
Calpine Central, Inc.
Calpine Central, L.P.
Calpine Central-Texas, Inc.
Calpine Channel Energy Center GP, LLC
Calpine Channel Energy Center LP, LLC
Calpine Cogeneration Corporation
Calpine Eastern Corporation
Calpine Edinburg, Inc.

Name of Guarantor
Calpine Energy Management, L.P.
Calpine Energy Services Holdings, Inc.
Calpine Energy Services, L.P.
Calpine Freestone, LLC
Calpine Fuels Corporation
Calpine Generating Company, LLC
Calpine Geysers Company, L.P.
Calpine Gilroy 1, Inc.
Calpine Gilroy 2, Inc.
Calpine Global Services Company, Inc.
Calpine Hidalgo Holdings, Inc.
Calpine Hidalgo, Inc.
Calpine Jupiter, LLC
Calpine Kennedy Airport, Inc.
Calpine Kennedy Operators, Inc.
Calpine KIA, Inc.
Calpine King City, Inc.
Calpine King City, LLC
Calpine Leasing Inc.
Calpine Long Island, Inc.
Calpine Magic Valley Pipeline, Inc.
Calpine MVP, Inc.
Calpine Newark, LLC
Calpine Northbrook Corporation of Maine, Inc.
Calpine Northbrook Holdings Corporation
Calpine Northbrook Investors, LLC
Calpine Northbrook Project Holdings, LLC
Calpine Northbrook Southcoast Investors, LLC
Calpine Oneta Power I, LLC
Calpine Oneta Power II, LLC
Calpine Oneta Power, L.P.

Name of Guarantor
Calpine Operations Management Company, Inc.
Calpine Power Company
Calpine Power Management, Inc.
Calpine Power, Inc.
Calpine PowerAmerica, Inc.
Calpine PowerAmerica - CA, LLC
Calpine PowerAmerica-CT, LLC
Calpine PowerAmerica - MA, LLC
Calpine PowerAmerica - ME, LLC
Calpine PowerAmerica-NH, LLC
Calpine PowerAmerica-NY, LLC
Calpine PowerAmerica - OR, LLC
Calpine PowerAmerica - PA, LLC
Calpine PowerAmerica-RI, LLC
Calpine Project Holdings, Inc.
Calpine Pryor, Inc.
Calpine Rumford I, Inc.
Calpine Rumford, Inc.
Calpine Schuylkill, Inc.
Calpine Sonoran Pipeline, LLC
Calpine Stony Brook Operators, Inc.
Calpine Stony Brook, Inc.
Calpine Sumas, Inc.
Calpine TCCL Holdings, Inc.
Calpine Texas Pipeline GP, Inc.
Calpine Texas Pipeline LP, Inc.
Calpine Texas Pipeline, L.P.
Calpine Tiverton I, Inc.
Calpine Tiverton, Inc.
Calpine University Power, Inc.
Carville Energy LLC

Name of Guarantor
CCFC Development Company, LLC
CCFC Project Equipment Finance Company One, LLC
CES Marketing IX, LLC
CES Marketing V, L.P.
CES Marketing X, LLC
Channel Energy Center, LP
Columbia Energy LLC
Corpus Christi Cogeneration LP
CPN 3rd Turbine, Inc.
CPN Acadia, Inc.
CPN Cascade, Inc.
CPN Clear Lake, Inc.
CPN Decatur Pipeline, Inc.
CPN East Fuels, LLC
CPN Energy Services GP, Inc.
CPN Energy Services LP, Inc.
CPN Freestone, LLC
CPN Funding, Inc.
CPN Morris, Inc.
CPN Pipeline Company
CPN Pryor Funding Corporation
CPN Telephone Flat, Inc.
Decatur Energy Center, LLC
Delta Energy Center, LLC
East Altamont Energy Center, LLC
Fontana Energy Center, LLC
GEC Bethpage Inc.
Geysers Power Company, LLC
Geysers Power I Company
Hillabee Energy Center, LLC
Idlewild Fuel Management Corp.

Name of Guarantor
JMC Bethpage, Inc.
Lone Oak Energy Center, LLC
Los Medanos Energy Center LLC
Magic Valley Pipeline, L.P.
Moapa Energy Center, LLC
Mobile Energy L L C
Modoc Power, Inc.
Morgan Energy Center, LLC
Northwest Cogeneration, Inc.
NTC Five, Inc.
Nueces Bay Energy LLC
Pastoria Energy Center, LLC
Pastoria Energy Facility L.L.C.
Pine Bluff Energy, LLC
RockGen Energy LLC
Rumford Power Associates Limited Partnership
San Joaquin Valley Energy Center, LLC
Santa Rosa Energy Center, LLC
Stony Brook Cogeneration Inc.
Stony Brook Fuel Management Corp.
Sutter Dryers, Inc.
Texas Cogeneration Five, Inc.
Texas Cogeneration One Company
Thermal Power Company
Tiverton Power Associates Limited Partnership
Wawayanda Energy Center, LLC
Whatcom Cogeneration Partners, L.P.
Zion Energy LLC

ANNEX II

Name of Guarantor
Calpine Construction Management Company, Inc.
Calpine Power Services, Inc.
Thomassen Turbine Systems America, Inc.
Calpine Operating Services Company, Inc.

SCHEDULE 1

NOTICE ADDRESSES OF GUARANTORS

Notices to all Guarantors shall be mailed to the following address:
Calpine Corporation 717 Texas Avenue Suite 1000 Houston, TX 77002 Attention: Chief Legal Officer Telecopier No.: 832-325-4508
with copies (which shall not constitute notice) to:
717 Texas Avenue Suite 1000 Houston, TX 77002 Attention: Associate General Counsel Telecopier No.: 713-830-8751

SCHEDULE 2

DESCRIPTION OF INVESTMENT PROPERTY

Pledged Stock:

Grantor	Issuer	Class of Stock	Stock Certificate No.	No. of Shares
Anderson Springs Energy Company	Thermal Power Company	Common Stock	6	4,787,586
Aviation Funding Corp	KIAC Partners	Partnership Interest	No Certificate Issued [n]	50%
Bellingham Cogen, Inc.	Whatcom Cogeneration Partners, L.P.	Limited Partnership Interest	No Certificate Issued [n]	25%
CalGen Expansion Company, LLC	CalGen Project Equipment Finance Company One, LLC	LLC Membership Interest	3 [y]	100%
CalGen Expansion Company, LLC	CalGen Project Equipment Finance Company Two, LLC	LLC Membership Interest	2 [y]	100%
CalGen Expansion Company, LLC	CalGen Project Equipment Finance Company Three, LLC	LLC Membership Interest	3 [y]	100%
CalGen Expansion Company, LLC	Calpine Baytown Energy Center GP, LLC	LLC Membership Interest	1 [y]	100%
CalGen Expansion Company, LLC	Calpine Baytown Energy Center LP, LLC	LLC Membership Interest	2 [y]	100%
CalGen Expansion Company, LLC	Calpine Channel Energy Center GP, LLC	LLC Membership Interest	2 [y]	100%
CalGen Expansion Company, LLC	Calpine Channel Energy Center LP, LLC	LLC Membership Interest	2 [y]	100%
CalGen Expansion Company, LLC	Calpine Freestone, LLC	LLC Membership Interest	1 [y]	100%
CalGen Expansion Company, LLC	Calpine Northbrook Southcoast Investors, LLC	LLC Membership Interest	1 [y]	100%
CalGen Expansion Company, LLC	Calpine Oneta Power I, LLC	LLC Membership Interest	2 [y]	100%

2

CalGen Expansion Company, LLC	Calpine Oneta Power II, LLC	LLC Membership Interest	2 [y]	100%
CalGen Expansion Company, LLC	Carville Energy LLC	LLC Membership Interest	2 [y]	100%
CalGen Expansion Company, LLC	Columbia Energy LLC	LLC Membership Interest	1 [y]	100%
CalGen Expansion Company, LLC	CPN Freestone, LLC	LLC Membership Interest	1 [y]	100%
CalGen Expansion Company, LLC	Decatur Energy Center, LLC	LLC Membership Interest	2 [y]	100%
CalGen Expansion Company, LLC	Delta Energy Center, LLC	LLC Membership Interest	5 [y]	100%
CalGen Expansion Company, LLC	Los Medanos Energy Center LLC	LLC Membership Interest	2 [y]	100%
CalGen Expansion Company, LLC	Morgan Energy Center, LLC	LLC Membership Interest	2 [y]	100%
CalGen Expansion Company, LLC	Nueces Bay Energy LLC	LLC Membership Interest	1 [y]	100%
CalGen Expansion Company, LLC	Zion Energy LLC	LLC Membership Interest	1 [y]	100%
Calpine Administrative Services Company, Inc.	Calpine c*Power, Inc.	Common Stock	2	1,000
Calpine Auburndale Holdings, LLC	Auburndale Peaker Energy Center, LLC	LLC Membership Interest	3 y	100%
Calpine Baytown Energy Center GP, LLC	Baytown Energy Center, LP	Limited Partnership Interest	2 [y]	1%
Calpine CalGen Holdings, Inc.	Calpine Generating Company, LLC	LLC Membership Interest	2 [y]	100%1

1Subject to prior pledge to Wilmington Trust Company, as Collateral Agent, under the Membership Interest Pledge Agreement, dated March 23, 2004, between Calpine CalGen Holdings, Inc., Calpine Generating Company, LLC and Wilmington Trust Company.

3

Calpine California Holdings, Inc.	Calpine Peaker Holdings, LLC	LLC Membership Interest	No Certificate Issued [ n ]	50.6%
Calpine CCFC Holdings, Inc.	CCFC Preferred Holdings, LLC	LLC Membership Interest	3 [y]	99.8%
Calpine Power Company	CCFC Preferred Holdings, LLC	LLC Membership Interest	2 [y]	0.2%
Calpine Central Texas GP, Inc.	Calpine Central, L.P.	Limited Partnership Interest	No Certificate Issued [n]	1%
Calpine Central, Inc.	Calpine Central Texas GP, Inc.	Common Stock	1	1,000
Calpine Central, Inc.	Calpine Central-Texas, Inc.	Common Stock	No Certificate Issued	1,000
Calpine Central, Inc.	Calpine Hidalgo Holdings, Inc.	Common Stock	1	1,000
Calpine Central, Inc.	Calpine TCCL Holdings, Inc.	Common Stock	1	1,000
Calpine Central-Texas, Inc.	Calpine Central, L.P.	Limited Partnership Interest	No Certificate Issued [n]	99%
Calpine Channel Energy Center GP, LLC	Channel Energy Center, LP	Limited Partnership Interest	1 [y]	1%
Calpine Cogeneration Corporation	Calpine Newark, LLC	LLC Membership Interest	1 [y]	100%
Calpine Cogeneration Corporation	Calpine Philadelphia, Inc.	Common Stock	1	1,000
Calpine Cogeneration Corporation	Calpine Pryor, Inc.	Common Stock	3	100
Calpine Cogeneration Corporation	Calpine Schuylkill, Inc.	Common Stock	3	100
Calpine Cogeneration Corporation	CPN Funding, Inc.	Common Stock	1	1,000
Calpine Cogeneration Corporation	Philadelphia Biogas Supply, Inc.	Common Stock	3	1,000

4

Calpine Corporation	Calpine Administrative Services Company, Inc.	Common Stock	2	1,000
Calpine Corporation	Calpine Energy Services Holdings, Inc.	Common Stock	2	100
Calpine Corporation	Calpine Fuels Corporation	Common Stock	1	1,000
Calpine Corporation	Calpine Greenleaf Holdings, Inc.	Common Stock	1	1,000
Calpine Corporation	Calpine International Holdings, Inc.	Common Stock	2	1,000
Calpine Corporation	Calpine Monterey Cogeneration, Inc.	Common Stock	N/A	1,0002
Calpine Corporation	Calpine Northbrook Corporation of Maine, Inc.	Common Stock	1	1,000
Calpine Corporation	Calpine Operations Management Company, Inc.	Common Stock	2	1,000
Calpine Corporation	Calpine Power Company	Common Stock	1	1,000
Calpine Eastern Corporation	Aviation Funding Corp.	Common Stock	3	42
Calpine Eastern Corporation	Bethpage Fuel Management Inc.	Common Stock	2	10
Calpine Eastern Corporation	Calpine Power, Inc.	Common Stock	3	1,000
Calpine Eastern Corporation	CPN 3rd Turbine, Inc.	Common Stock	1	1,000
Calpine Eastern Corporation	CPN Bethpage 3rd Turbine, Inc.	Common Stock	1	1,000
Calpine Eastern Corporation	GEC Bethpage Inc.	Common Stock	1	100
Calpine Eastern Corporation	Idlewild Fuel Management Corp.	Common Stock	2	100
Calpine Eastern Corporation	JMC Bethpage, Inc.	Common Stock	2	10
Calpine Eastern Corporation	Stony Brook Cogeneration Inc.	Common Stock	1	100

2Subject to prior pledge to State Street Bank and Trust Company of California, N.A. under the Stock Pledge Agreement, dated June 22, 1995.

5

Calpine Eastern Corporation	Stony Brook Fuel Management Corp.	Common Stock	1	100
Calpine Eastern Corporation	TBG Cogen Partners	Partnership Interest	No Certificate Issued [n]	45%
Calpine Energy Services Holdings, Inc.	Calpine Power Management, Inc.	Common Stock	1	1,000
Calpine Energy Services Holdings, Inc.	Calpine PowerAmerica, Inc.	Common Stock	2	1,000
Calpine Energy Services Holdings, Inc.	CPN Energy Services GP, Inc.	Common Stock	4	1,000
Calpine Energy Services Holdings, Inc.	CPN Energy Services LP, Inc.	Common Stock	1	1,000
Calpine Freestone, LLC	Freestone Power Generation LP	Limited Partnership Interest	3 [y]	1%
Calpine Fuels Corporation	Calpine Magic Valley Pipeline, Inc.	Common Stock	1	1,000
Calpine Fuels Corporation	Calpine MVP, Inc.	Common Stock	4	1,000
Calpine Fuels Corporation	Calpine Sonoran Pipeline, LLC	LLC Membership Interest	2 [y]	100%
Calpine Fuels Corporation	Calpine Texas Pipeline GP, Inc.	Common Stock	1	1,000
Calpine Fuels Corporation	Calpine Texas Pipeline LP, Inc.	Common Stock	1	1,000
Calpine Fuels Corporation	CPN Decatur Pipeline, Inc.	Common Stock	1	1,000
Calpine Fuels Corporation	CPN Pipeline Company	Common Stock	2	1,000
CPN Funding, Inc.	CPN Morris, Inc.	Common Stock	2	1,000
Calpine Generating Company, LLC	CalGen Expansion Company, LLC	LLC Membership Interest	2 [y]	100%3

3Subject to prior pledge to Wilmington Trust Company under the Membership Interest Pledge Agreement, dated March 23, 2004, by and among Calpine Generating Company, LLC, CalGen Expansion Company, LLC and Wilmington Trust Company.

6

Calpine Generating Company, LLC	CalGen Finance Corp.	Common Stock	2	1,000
Calpine Gilroy 1, Inc.	Calpine Gilroy Cogen, L.P.	Limited Partnership Interest	No Certificate Issued [n]	1%
Calpine Gilroy 2, Inc.	Calpine Gilroy Cogen, L.P.	Limited Partnership Interest	No Certificate Issued [n]	99%
Calpine Hidalgo Holdings, Inc.	Calpine Edinburg, Inc.	Common Stock	1	1,000
Calpine Hidalgo Holdings, Inc.	Calpine Hidalgo, Inc.	Common Stock	1	1,000
Calpine Hidalgo, Inc.	Calpine Hidalgo Energy Center, L.P.	Limited Partnership Interest	No Certificate Issued [n]	1%
Calpine Kennedy Airport, Inc.	Calpine Kennedy Operators, Inc.	Common Stock	3	10
Calpine King City, Inc.	Calpine King City, LLC	LLC Membership Interest	2	100%
Calpine King City, LLC	King City Holdings, LLC	LLC Membership Interest	No Certificate Issued [n]	100%
Calpine KIA, Inc.	KIAC Partners	Partnership Interest	No Certificate Issued [n]	50%
Calpine Long Island, Inc.	Calpine Kennedy Airport, Inc.	Common Stock	2	10
Calpine Long Island, Inc.	Calpine University Power, Inc.	Common Stock	2	10
Calpine Magic Valley Pipeline, Inc.	Magic Valley Pipeline, L.P.	General Partnership Interest	1 [y]	1%
Calpine MVP, Inc.	Magic Valley Pipeline, L.P.	Limited Partnership Interest	3	99%
Calpine Northbrook Holdings Corporation	Calpine Northbrook Investors, LLC	LLC Membership Interest	3 [y]	100%
Calpine Northbrook Investors, LLC	Pine Bluff Energy, LLC	LLC Membership Interest	1 [y]	100%
Calpine Northbrook Project Holdings, LLC	RockGen Energy LLC	LLC Membership Interest	1—25% 2—25% 3—25% 4—25% [y]	100%

7

Calpine Oneta Power I, LLC	Calpine Oneta Power, L.P.	Limited Partnership Interest	3 [y]	1%
Calpine Oneta Power II, LLC	Calpine Oneta Power, L.P.	Limited Partnership Interest	4 [y]	99%
Calpine Operations Management Company, Inc.	Calpine Construction Management Company, Inc.	Common Stock	1	1,000
Calpine Operations Management Company, Inc.	Calpine Global Services Company, Inc.	Common Stock	3	1,000
Calpine Operations Management Company, Inc.	Calpine Operating Services Company, Inc.	Common Stock	1	1,000
Calpine Operations Management Company, Inc.	Calpine Power Services, Inc.	Common Stock	1	1,000
Calpine Operations Management Company, Inc.	Thomassen Turbine Systems America, Inc.	Common Stock	1	1,000
Calpine Operations Management Company, Inc.	Calpine Jupiter, LLC	LLC Membership Interest	1 [y]	100%
Calpine Power Company	Anacapa Land Company, LLC	LLC Membership Interest	2 [y]	100%
Calpine Power Company	Anderson Springs Energy Company	Common Stock	2	1,000
Calpine Power Company	Bellingham Cogen, Inc.	Common Stock	3	1,000
Calpine Power Company	Calpine Agnews, Inc.	Common Stock	8	3,000
Calpine Power Company	Calpine Auburndale Holdings, LLC	LLC Membership Interest	2 [y]	100%
Calpine Power Company	Calpine CalGen Holdings, Inc.	Common Stock	3	1,000
Calpine Power Company	Calpine California Holdings, Inc.	Common Stock	3	1,000

8

Calpine Power Company	Calpine Calistoga Holdings, LLC	LLC Membership Interest	3 [y]	100%
Calpine Power Company	Calpine CCFC Holdings, Inc.	Common Stock	1	1,000
Calpine Power Company	Calpine Central, Inc.	Common Stock	2	1,000
Calpine Power Company	Calpine Cogeneration Corporation	Common Stock	4	5,000
Calpine Power Company	Calpine BRSP, LLC	LLC Membership Interest	1 [y]	100%
Calpine Power Company	Calpine Development Holdings, Inc.	Common Stock	1	1,000
Calpine Power Company	Calpine Eastern Corporation	Common Stock	2	1,000
Calpine Power Company	Calpine King City, Inc.	Common Stock	1	1,000
Calpine Power Company	Calpine Leasing Inc.	Common Stock	1	1,000
Calpine Power Company	Calpine Northbrook Holdings Corporation	Common Stock	1	1,000
Calpine Power Company	Calpine Pittsburg, LLC	LLC Membership Interest	2 [y]	100%
Calpine Power Company	Calpine Project Holdings, Inc.	Common Stock	1	1,000
Calpine Power Company	Calpine Rumford I, Inc.	Common Stock	2	1,000
Calpine Power Company	Calpine Rumford, Inc.	Common Stock	3 (100 shares) 4 (100 shares)	200
Calpine Power Company	Calpine Sumas, Inc.	Common Stock	2	1,000
Calpine Power Company	Calpine Tiverton I, Inc.	Common Stock	2 (100 shares)	100
Calpine Power Company	Calpine Tiverton, Inc.	Common Stock	2	100
Calpine Power Company	CPN Cascade, Inc.	Common Stock	4	1,000
Calpine Power Company	CPN East Fuels, LLC	LLC Membership Interest	2	100%

9

Calpine Power Company	CPN Telephone Flat, Inc.	Common Stock	3	100
Calpine Power Company	Modoc Power, Inc.	Common Stock	2	1,000
Calpine Power Company	Mount Hoffman Geothermal Company, L.P.	Limited Partnership Interest	No Certificate Issued [n]	99%
Calpine Power Company	Northwest Cogeneration, Inc.	Common Stock	3	1,000
Calpine Power Company	South Point Holdings, LLC	LLC Membership Interest	6 [y]	100%
Calpine Power Company	Sutter Dryers, Inc.	Common Stock	2	1,000
Calpine Power, Inc.	Calpine KIA, Inc.	Common Stock	6	1,000
Calpine Power, Inc.	Calpine Long Island, Inc.	Common Stock	3	1,000
Calpine Project Holdings, Inc.	Mobile Energy L L C	LLC Membership Interest	4 y	100%
Calpine Pryor, Inc.	CPN Pryor Funding Corporation	Common Stock	4	1,000
Calpine Rumford I, Inc.	Rumford Power Associates Limited Partnership	Limited Partnership Interest	No Certificate Issued [n]	98%
Calpine Rumford, Inc	Rumford Power Associates Limited Partnership	Limited Partnership Interest	No Certificate Issued [n]	2%
Calpine Stony Brook, Inc.	Nissequogue Cogen Partners	Partnership Interest	No Certificate Issued [n]	50%
Calpine Sumas, Inc.	Whatcom Cogeneration Partners, L.P.	Limited Partnership Interest	No Certificate Issued [n]	25%
Calpine TCCL Holdings, Inc.	CPN Clear Lake, Inc.	Common Stock	No Certificate Issued [n]	100%
Calpine TCCL Holdings, Inc.	NTC Five, Inc.	Common Stock	No Certificate Issued [n]	100%
Calpine TCCL Holdings, Inc.	Texas Cogeneration Five, Inc.	Common Stock	No Certificate Issued [n]	100%

10

Calpine TCCL Holdings, Inc.	Texas Cogeneration One Company	Common Stock	No Certificate Issued [n]	100%
Calpine Texas Pipeline GP, Inc.	Calpine Texas Pipeline, L.P.	Limited Partnership Interest	4 [y]	1%
Calpine Texas Pipeline LP, Inc.	Calpine Texas Pipeline, L.P.	Limited Partnership Interest	3 [y]	99%
Calpine Tiverton I, Inc.	Tiverton Power Associates Limited Partnership	Limited Partnership Interest	No Certificate Issued [n]	98%
Calpine Tiverton, Inc.	Tiverton Power Associates Limited Partnership	Limited Partnership Interest	No Certificate Issued [n]	2%
Calpine University Power, Inc.	Calpine Stony Brook Operators, Inc.	Common Stock	3	10
Calpine University Power, Inc.	Calpine Stony Brook, Inc.	Common Stock	3	10
CCFC Development Company, LLC	Lone Oak Energy Center, LLC	LLC Membership Interest	1 [y]	100%
CPN Clear Lake, Inc.	Clear Lake Cogeneration Limited Partnership	Limited Partnership Interest	No Certificate Issued [n]	2%
CPN Funding, Inc	CPN Morris, Inc.	Common Stock	2	1,000
GEC Bethpage Inc.	TBG Cogen Partners	Partnership Interest	No Certificate Issued [n]	45%
Geysers Power I Company	Geysers Power Company, LLC	LLC Membership Interest	1 [y]	65.14303%
JMC Bethpage, Inc.	TBG Cogen Partners	Partnership Interest	No Certificate Issued [n]	10%
Modoc Power, Inc.	Calpine Siskiyou Geothermal Partners, L.P.	Limited Partnership Interest	No Certificate Issued [n]	44.34%
Modoc Power, Inc.	Mount Hoffman Geothermal Company, L.P.	Limited Partnership Interest	No Certificate Issued [n]	1%
Northwest Cogeneration, Inc.	Whatcom Cogeneration Partners, L.P.	Limited Partnership Interest	No Certificate Issued [n]	50%

11

Nueces Bay Energy LLC	Corpus Christi Cogeneration LP	Limited Partnership Interest	2 [y]	1%
Stony Brook Cogeneration Inc.	Nissequogue Cogen Partners	Partnership Interest	No Certificate Issued [n]	50%
Texas Cogeneration One Company	Texas City Cogeneration, L.P.	Limited Partnership Interest	No Certificate Issued [n]	0.10%
Thermal Power Company	Geysers Power I Company	Common Stock	2	100
Thermal Power Company	Geysers Power Company, LLC	LLC Membership Interest	3 [y]	34.85697%

Pledged Note:

Issuer	Payee	Principal Amount
Russell City Energy Company, LLC	Calpine Corporation	$970,000.00
Pledged Notes:

12

SCHEDULE 3

FILINGS AND OTHER ACTIONS

REQUIRED TO PERFECT SECURITY INTERESTS

Uniform Commercial Code Filings

To duly file the appropriate UCC financing statements with the respective filing offices as set forth on Schedule 3.18(a) of the Credit Agreement, which is incorporated herein by reference.

Patent and Trademark Filings

To file and record a grant of security interest in United States Trademarks in the United States Patent and Trademark Office and to pay all filing and recordation fees associated therewith.

Actions with respect to Pledged Stock

To deliver the possession of the relevant certificates representing the Pledged Stock, the Pledged Note and the corresponding endorsement to the Collateral Agent (unless previously delivered to the Collateral Agent).

Other Actions

None.

13

SCHEDULE 4

LOCATION OF JURISDICTION OF ORGANIZATION

AND CHIEF EXECUTIVE OFFICE

Grantor	Jurisdiction of Organization	Location of Chief Executive Office
Calpine Corporation	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Anacapa Land Company, LLC	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Anderson Springs Energy Company	California	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Auburndale Peaker Energy Center, LLC	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Aviation Funding Corp.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Baytown Energy Center, LP	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Bellingham Cogen, Inc.	California	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Bethpage Fuel Management Inc.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
CalGen Expansion Company, LLC	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
CalGen Finance Corp.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
CalGen Project Equipment Finance Company One, LLC	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
CalGen Project Equipment Finance Company Three, LLC	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
CalGen Project Equipment Finance Company Two, LLC	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Administrative Services Company, Inc.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002

14

Calpine Auburndale Holdings, LLC	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Baytown Energy Center GP, LLC	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Baytown Energy Center LP, LLC	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine c*Power, Inc.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine CalGen Holdings, Inc.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine California Holdings, Inc.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Calistoga Holdings, LLC	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine CCFC Holdings, Inc.	Delaware	717 Texas Avenue, Suite 13.063B Houston, Texas 77002
Calpine Central Texas GP, Inc.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Central, Inc.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Central, L.P.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Central-Texas, Inc.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Channel Energy Center GP, LLC	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Channel Energy Center LP, LLC	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Cogeneration Corporation	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Construction Management Company, Inc.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Eastern Corporation	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002

15

Calpine Edinburg, Inc.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Energy Services Holdings, Inc.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Freestone, LLC	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Fuels Corporation	California	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Generating Company, LLC	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Geysers Company, L.P.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Gilroy 1, Inc.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Gilroy 2, Inc.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Global Services Company, Inc.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Hidalgo Energy Center, L.P.	Texas	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Hidalgo Holdings, Inc.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Hidalgo, Inc.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Jupiter, LLC	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Kennedy Airport, Inc.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Kennedy Operators, Inc.	New York	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine KIA, Inc.	New York	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine King City, Inc.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002

16

Calpine King City, LLC	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Leasing Inc.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Long Island, Inc.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Magic Valley Pipeline, Inc.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine MVP, Inc.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Newark, LLC	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Northbrook Corporation of Maine, Inc.	Illinois	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Northbrook Holdings Corporation	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Northbrook Investors, LLC	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Northbrook Project Holdings, LLC	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Northbrook Southcoast Investors, LLC	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Oneta Power I, LLC	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Oneta Power II, LLC	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Oneta Power, L.P.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Operating Services Company, Inc.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Operations Management Company, Inc.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Power Company	California	717 Texas Avenue, Suite 1000 Houston, Texas 77002

17

Calpine Power Services, Inc.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Power, Inc.	Virginia	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Project Holdings, Inc.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Pryor, Inc.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Rumford I, Inc.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Rumford, Inc.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Schuylkill, Inc.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Sonoran Pipeline, LLC	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Stony Brook Operators, Inc.	New York	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Stony Brook, Inc.	New York	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Sumas, Inc.	California	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine TCCL Holdings, Inc.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Texas Pipeline GP, Inc.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Texas Pipeline LP, Inc.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Texas Pipeline, L.P.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Tiverton I, Inc.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Calpine Tiverton, Inc.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002

18

Calpine University Power, Inc.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Carville Energy LLC	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
CCFC Development Company, LLC	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
CCFC Project Equipment Finance Company One, LLC	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Channel Energy Center, LP	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Clear Lake Cogeneration Limited Partnership	Texas	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Columbia Energy LLC	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Corpus Christi Cogeneration LP	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
CPN 3rd Turbine, Inc.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
CPN Acadia, Inc.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
CPN Cascade, Inc.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
CPN Clear Lake, Inc.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
CPN Decatur Pipeline, Inc.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
CPN East Fuels, LLC	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
CPN Freestone, LLC	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
CPN Funding, Inc.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
CPN Morris, Inc.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002

19

CPN Pipeline Company	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
CPN Pryor Funding Corporation	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
CPN Telephone Flat, Inc.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Decatur Energy Center, LLC	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Delta Energy Center, LLC	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
East Altamont Energy Center, LLC	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Fontana Energy Center, LLC	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Freestone Power Generation LP	Texas	717 Texas Avenue, Suite 1000 Houston, Texas 77002
GEC Bethpage Inc.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Geysers Power Company, LLC	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Geysers Power I Company	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Hillabee Energy Center, LLC	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Idlewild Fuel Management Corp.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
JMC Bethpage, Inc.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Lone Oak Energy Center, LLC	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Los Medanos Energy Center LLC	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Magic Valley Pipeline, L.P.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002

20

Moapa Energy Center, LLC	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Mobile Energy L L C	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Modoc Power, Inc.	California	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Morgan Energy Center, LLC	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Northwest Cogeneration, Inc.	California	717 Texas Avenue, Suite 1000 Houston, Texas 77002
NTC Five, Inc.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Nueces Bay Energy LLC	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Pastoria Energy Center, LLC	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Pastoria Energy Facility L.L.C.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Pine Bluff Energy, LLC	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
RockGen Energy LLC	Wisconsin	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Rumford Power Associates Limited Partnership	Maine	717 Texas Avenue, Suite 1000 Houston, Texas 77002
San Joaquin Valley Energy Center, LLC	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Santa Rosa Energy Center, LLC	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Stony Brook Cogeneration Inc.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Stony Brook Fuel Management Corp.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Sutter Dryers, Inc.	California	717 Texas Avenue, Suite 1000 Houston, Texas 77002

21

Texas City Cogeneration, L.P.	Texas	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Texas Cogeneration Five, Inc.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Texas Cogeneration One Company	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Thermal Power Company	California	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Thomassen Turbine Systems America, Inc.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Tiverton Power Associates Limited Partnership	Rhode Island	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Wawayanda Energy Center, LLC	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Whatcom Cogeneration Partners, L.P.	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002
Zion Energy LLC	Delaware	717 Texas Avenue, Suite 1000 Houston, Texas 77002

22

SCHEDULE 5

COPYRIGHTS AND COPYRIGHT LICENSES

None

PATENTS AND PATENT LICENSES

None

TRADEMARKS AND TRADEMARK LICENSES

Trademark	Jurisdiction	Application Number and Application Date	Registration Number and Registration Date	Owner
C and Design	Canada	1107005 19-Jun-2001	615304 20-Jul-2004	Calpine Corporation
C and Design	Canada	1107002 19-Jun-2001	608168 21-Apr-2004	Calpine Corporation
C and Design	European Community	002379311 17-Sep-2001	002379311 02-May-2003	Calpine Corporation
C and Design	Mexico	525716 19-Dec-2001	738363 19-Mar-2002	Calpine Corporation
C and Design	Mexico	525714 19-Dec-2001	737411 28-Feb-2002	Calpine Corporation
C and Design	Mexico	525712 19-Dec-2001	767957 11-Nov-2002	Calpine Corporation

23

C and Design	Mexico	525711 19-Dec-2001	826858 29-Mar-2004	Calpine Corporation
C and Design	Mexico	525713 19-Dec-2001	739096 25-Mar-2002	Calpine Corporation
C and Design	United States of America	76/195598 18-Jan-2001	2781097 11-Nov-2003	Calpine Corporation
CALPINE	Canada	1107004 19-Jun-2001	614674 12-Jul-2004	Calpine Corporation
CALPINE	Canada	1107003 19-Jun-2001	588644 02-Sep-2003	Calpine Corporation
CALPINE	European Community	002379360 17-Sep-2001	002379360 24-Apr-2003	Calpine Corporation
CALPINE	Mexico	525708 19-Dec-2001	800055 22-Jul-2003	Calpine Corporation
CALPINE	Mexico	525715 19-Dec-2001	744732 30-Apr-2002	Calpine Corporation
CALPINE	Mexico	525707 19-Dec-2001	744731 30-Apr-2002	Calpine Corporation
CALPINE	Mexico	525709 19-Dec-2001	737409 28-Feb-2002	Calpine Corporation
CALPINE	Mexico	525710 19-Dec-2001	737410 28-Feb-2002	Calpine Corporation
CALPINE	United States of America	76/195597 18-Jan-2001	2751748 19-Aug-2003	Calpine Corporation

24

REPOWERING AMERICA	United States of America	76/195596 18-Jan-2001	3098433 30-May-2006	Calpine Corporation

25

ACKNOWLEDGEMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Amended and Restated Guarantee and Collateral Agreement dated as of January 31, 2008 and amended and restated as of December 10, 2010 (the “Agreement”), made by the Grantors parties thereto for the benefit of Goldman Sachs Credit Partners L.P., as Collateral Agent.  The undersigned agrees for the benefit of the Collateral Agent and the Lenders as follows:

1.  The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2.  The undersigned will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5.5(a) of the Agreement.

3.  The terms of Sections 6.3(c) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 of the Agreement.

[NAME OF ISSUER]

By:
Name: Title:

Address for Notices:

Fax:

ANNEX 1 to

Guarantee and Collateral Agreement

ASSUMPTION AGREEMENT, dated as of ________________, 200_, made by ______________________________ (the “Additional Grantor”), in favor of Goldman Sachs Credit Partners L.P., as Collateral Agent (in such capacity, the “Collateral Agent”) for the Secured Parties referred to below.  All capitalized terms not defined herein shall have the meaning ascribed to them in the Guarantee and Collateral Agreement referred to below.

W I T N E S S E T H:

WHEREAS, Calpine Corporation (the “Borrower”), the Existing Lenders and the Collateral Agent have entered into a Credit Agreement, dated as of January 31, 2008 (as amended, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”);

WHEREAS, the Borrower, the Permitted Revolving Lenders and the Collateral Agent have entered into a Credit Agreement, dated as of December 10, 2010 (as amended, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”);

WHEREAS, in connection with the Existing Credit Agreement and the Revolving Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Amended and Restated Guarantee and Collateral Agreement, dated as of January 31, 2008 and amended and restated as of December 10, 2010, which amends and restates the Guarantee and Collateral Agreement dated as of January 31, 2008 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Collateral Agent for the ratable benefit of the Secured Parties (as defined therein);

WHEREAS, one or more First Lien Documents requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1.  Guarantee and Collateral Agreement.  By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor and as a Guarantor thereunder with the same force and effect as if originally named therein as a Grantor and a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor and a Guarantor thereunder and transfers and assigns to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, and a Lien on, its Collateral as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of such Grantor’s Obligations.  The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the

Guarantee and Collateral Agreement.  The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2.  GOVERNING LAW.  THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name: Title:

ANNEX 1-A to

Assumption Agreement

Supplement to Schedule 1

Supplement to Schedule 2

Supplement to Schedule 3

Supplement to Schedule 4

Supplement to Schedule 5